Exhibit 10.2

MERIT MEDICAL SYSTEMS, INC.

2026 EMPLOYEE STOCK PURCHASE PLAN

Merit Medical Systems, Inc., a Utah corporation (the “Company”), hereby establishes and adopts this Merit Medical Systems, Inc. 2026 Employee Stock Purchase Plan (the “Plan”) effective as of the date set forth in Section 11.6 below.

ARTICLE 1.  PURPOSE OF THE PLAN

The Company maintains the Plan to provide employees of the Company and certain of its Subsidiaries with the opportunity to acquire a proprietary interest in the Company through the purchase of Shares of Common Stock of the Company.  The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code.  The provisions of the Plan shall be construed so as to meet all of the requirements of such a plan under Code Section 423.

ARTICLE 2.  DEFINITIONS

Wherever the following terms are used in the Plan they shall have the meanings specified below unless the context clearly indicates otherwise.

2.1“Base Pay” shall mean as to any Eligible Employee his or her  salary, wages, commissions, overtime, bonuses and other regular cash pay from the Company or a Subsidiary before reduction for contributions to plans maintained under Code Sections 401and 125 (such as profit sharing plans, 401(k) plans and cafeteria plans), but excluding welfare and fringe benefits, reimbursed expenses, deferred compensation, stock options, restricted stock, restricted stock units and other equity-based, non-cash or extraordinary forms of compensation.

2.2“Board of Directors” shall mean the Company’s board of directors.

2.3“Code” shall mean the Internal Revenue Code of 1986, as amended.

2.4“Committee” shall mean the Compensation and Talent Development Committee of the Board of Directors.

2.5“Common Stock” shall mean the no par value common stock of the Company.

2.6“Company” shall mean Merit Medical Systems, Inc., a Utah corporation.

2.7“Corporate Transaction” shall mean a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Section 424 of the Code.

2.8“Designated Broker” means the financial services firm or other agent designated by the Company to maintain ESPP Share Accounts on behalf of Participants who have purchased Shares under the Plan.

2.9“Employee” shall mean any individual who renders service to the Company or to a participating Subsidiary and is classified by the Company or applicable Subsidiary for payroll purposes as a common law employee.  For purposes of an individual’s participation in, or other rights under this Plan, all determinations of Employee status by the Company shall be final, binding, and conclusive, notwithstanding that any court of law or governmental agency subsequently makes a contrary determination.

2.10“Eligible Employee” shall mean, as to any Offering, an Employee of the Company or a participating Subsidiary who is customarily scheduled to work 20 hours or more per week and who, as of the applicable Offering Date, has been an Employee of the Company or a Subsidiary for at least 30 days since his or her most recent date of hire.

2.11“ESPP Share Account” means an account into which Shares purchased under the Plan with accumulated payroll deductions at the end of an Offering Period are held on behalf of a Participant.

2.12“Enrollment Forms” shall mean an agreement (including in electronic form) pursuant to which an Eligible Employee may elect to enroll in the Plan, to authorize a level of payroll deductions, or to stop or otherwise modify payroll deductions and withdraw from an Offering.

2.13“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

2.14“Fair Market Value” shall mean, with respect to a Share as of any date, the closing trading price of the Shares as reported on the NASDAQ Global Select Market on that date (or if there were no reported closing prices on such date, on the last preceding Trading Date as of which the closing price per Share was reported) or, if the Company is not then listed on the NASDAQ Global Select Market, on such other principal securities exchange on which the Shares are traded. If the Company is not listed on the NASDAQ Global Select Market or any other securities exchange, the Fair Market Value of Shares shall be determined by the Committee in good faith and in a manner that complies with Section 423 of the Code using such criteria as it determines in its discretion, and such determination shall be conclusive and binding on all persons.

2.15“Offering” shall have the meaning set forth in Section 4.1.

2.2“Offering Date” shall mean, with respect to a given Offering, the first Trading Day of the applicable Offering Period.

2.17“Offering Period” shall have the meaning set forth in Section 4.1.

2.3“Offering Purchase Date” shall mean, as to a given Offering, the last Trading Day of the applicable Offering Period.

2.4“Participant” shall mean, with respect to a given Offering, an Eligible Employee who has properly enrolled and elected to participate in the Offering.

2.20“Plan” shall mean the Merit Medical Systems, Inc. 2026 Employee Stock Purchase Plan as amended and restated herein.

2.21“Purchase Price” shall have the meaning set forth in Section 6.2.

2.22“Shares” shall mean shares of Common Stock.

2.23“Subsidiary” shall mean any present or future corporation which would be a "subsidiary corporation" with respect to the Company as that term is defined in Code Section 424. A Subsidiary's employees shall participate in the Plan, however, only if they work for a Subsidiary that is designated as a participating Subsidiary by the Committee.  References in the Plan to periods of employment with the Company include employment by or with all Subsidiaries, including during periods of employment with the Company or a Subsidiary prior to Plan participation.

2.24“Trading Day” shall mean any day on which the established national stock exchange  or national market system upon which the Shares are listed is open for trading or, if the Shares are not listed on an established stock exchange or national market system, the first or last business day of the Offering Period in question, as applicable, and as determined by the Committee in good faith.

ARTICLE 3.  ELIGIBILITY AND PARTICIPATION

3.1Eligibility.  With respect to each Offering, any Employee who is an Eligible Employee on the applicable Offering Date shall be eligible to participate in such Offering.  Whether or not an Eligible Employee participates in any Offering shall not have any effect on eligibility in subsequent Offerings.  No Employee may participate in an Offering that commences prior to the date he or she becomes an Eligible Employee.

3.2Restrictions on Participation.  Notwithstanding any other Plan provision to the contrary, no Employee shall be granted an option under the Plan to purchase Shares in an Offering:

(a)if, immediately after the grant, such Eligible Employee would own stock, and/or hold outstanding options to purchase stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary (for purposes of this paragraph, the rules of section 424(d) of the Code shall apply in determining stock ownership of any Employee);

(b)which permits the Eligible Employee's rights to purchase stock under all employee stock purchase plans of the Company or any of its Subsidiaries to accrue at a rate which exceeds $25,000 in Fair Market Value of the Shares (determined at the time such option is granted) for each calendar year in which such option is at any time outstanding;

(c)to the extent designated by the Committee in connection with a particular Offering, if the Employee is a  "highly compensated employee" of the Company or a Subsidiary (within the meaning of Section 414(q) of the Code) or a sub-set of such highly compensated employees; and

(d)if  Employee who is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Shares under this Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Shares under this Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause this Plan to violate the requirements of Section 423 of the Code, as determined by the Committee in its sole discretion.

3.3Commencement of Participation.

(a)With respect to a given Offering, an Eligible Employee may elect to participate and purchase Shares in the Offering by completing an authorization for a payroll deduction on the Enrollment Form provided by the Company and filing it with the Human Resources Department of the Company during the month immediately preceding the applicable Offering Date for the Offering in question or at such other times or places as may be established from time to time by the Committee.  Participation in the Plan is entirely voluntary.

(b)Payroll deductions for a Participant with respect to a given Offering shall commence with the first payday on or after the applicable Offering Date when an authorization for a payroll deduction becomes effective and shall end with the last payday on or before the applicable Offering Purchase Date with respect to the Offering unless sooner terminated by the Participant as provided in Article 8.

(c)The Base Pay deduction rate selected by a Participant in his or her Enrollment Form shall remain in effect for subsequent Offering Periods unless the Participant (i) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Article 8, (ii) withdraws from the Plan in accordance with Article 8, or (iii) terminates employment or otherwise becomes ineligible to participate in the Plan.

ARTICLE 4.  OFFERINGS

4.1Offerings.  The Plan will be implemented by quarterly offerings of Shares beginning on the first Trading Day of July, October, January and April each year and terminating on the last Trading Day of the calendar quarter in which the Offering commenced.  Each such quarterly offering is referred to in the Plan as an “Offering” and the quarterly period in which such Offering is conducted is referred to as the “Offering Period.” The last quarterly Offering under the Plan shall expire on the last Trading Day of June 2036 unless the Plan is extended by amendment prior to that date.  Subject to Section 9.1 below, the maximum number of Shares that may be issued in any Offering shall be 12,500 Shares, plus unissued Shares carried over from all prior Offerings under the Plan to the extent the number of Shares issued in such prior Offerings was less than the maximum number of Shares that could have been offered and issued in such Offerings.

ARTICLE 5.  PAYROLL DEDUCTIONS

5.1Amount of Deduction.  At the time a Participant files an Enrollment Form with respect to a given Offering, the Participant shall elect to have deductions made from the Participant's Base Pay on each payday during the time the Eligible Employee is a Participant in an Offering at any fixed dollar or percentage rate designated by the Eligible Employee but not less than $25.00 and not more than fifteen percent (15%) of the Participant's Base Pay in effect during the applicable Offering Period.

5.2Participant Accounts.  All payroll deductions made for a Participant under the Plan shall be retained by the Company and credited to a non-interest bearing bookkeeping account for the Participant under the Plan.  All payroll deductions held by the Company under the Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company shall not be required to segregate such payroll deductions or hold them in trust.

5.3Changes in Payroll Deductions.  A Participant may discontinue participation in the Plan as provided in Article 8, but except as provided in Article 8 or this Section 5.3 no other change can be made during an Offering and, specifically, a Participant may not alter the amount of payroll deductions for that Offering.  Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3.2(b) herein, the Company may reduce (including a decrease to 0%) a Participant's payroll deductions at any time during any Offering, in which case payroll deductions shall recommence at the rate provided in such Participant's authorization for payroll deduction at the beginning of the next Offering which is scheduled to end in the following calendar year, unless terminated by the Participant in accordance with Article 8.

5.4Unpaid Leave of Absence.  If a Participant goes on an authorized unpaid leave of absence, such Participant shall have the right to elect: (a) to withdraw the balance in his or her account pursuant to Section 7.2 hereof, or (b) to discontinue contributions to the Plan but remain a Participant in the Plan with respect to the amounts contributed prior to the cessation of contributions.  The option in (b) above is subject, however, to the limitations on the period of leaves of absence set forth in Section 8.3.

5.5Foreign Employees. To facilitate participation in this Plan, the Committee may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction or who are employed by a Subsidiary outside of the United States as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom; provided that such special terms may not be more favorable than the terms of rights granted under this Plan to Eligible Employees who are residents of the United States, and must satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose. Notwithstanding the foregoing, no such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company. Without limiting the foregoing, the Committee is specifically authorized to adopt rules and procedures with respect to Participants who are foreign nationals or employed in non-U.S. jurisdictions regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Base Pay, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, and/or establishment of bank or trust accounts to hold payroll deductions or contributions.

ARTICLE 6.  GRANTING OF OPTIONS

6.1Number of Option Shares.

On the applicable Offering Date, a participating Employee shall be deemed to have been granted an option to purchase on the Offering Purchase Date a number of Shares (rounded down to the nearest whole Share) determined by dividing such participating Employee's contributions accumulated through such Offering Purchase Date and retained in the participating Employee's account as of the Offering Purchase Date by the applicable Purchase Price; provided, however, that the maximum number of Shares an Employee may purchase during each Offering shall be limited in such manner as the Committee determines so that the aggregate number of Shares that a Participant may purchase during any calendar year does not exceed the limitation of Code Section 423(b)(8) and Section 3.2(b) above (i.e., the maximum Offering Date Fair Market Value of Shares purchased by a Participant may not exceed $25,000  per calendar year); and provided further that such purchases shall be subject to the limitations set forth in Section 4.1 and Article 9 and any other applicable provisions of the Plan.

6.2Purchase Price.  The per Share Purchase Price of Shares purchased under the Plan during each Offering for a Participant hereunder shall be equal to 95% of the Fair Market Value of a Share on the applicable Offering Purchase Date.

6.3Over-Subscribed Offerings. Any provision herein to the contrary notwithstanding, the number of Shares which a Participant may purchase in an Offering under the Plan shall be reduced as provided in Section  9.1 if the Offering is over-subscribed.

ARTICLE 7.  EXERCISE OF OPTIONS

7.1Automatic Exercise.  Unless a Participant delivers written notice of withdrawal to the Company as hereinafter provided, the Participant's option to purchase Shares under the Plan with respect to any Offering Period will be deemed to have been exercised automatically on the Offering Purchase Date applicable to such Offering, for the purchase of the number of whole Shares which the accumulated payroll deductions credited to the Participant's account at that time will purchase at the applicable Purchase Price (but not in excess of the maximum number of Shares for which an option may be granted to the Participant pursuant to Sections 3.2(b) and  6.1 and the limitations of Section 4.1 and 9.1), and any excess in the Participant's account at that time will be returned to the Participant.

7.2Withdrawal of Account.  By written notice delivered to the Human Resources Department of the Company at any time prior to the Offering Purchase Date applicable to any Offering, a Participant may elect to withdraw and be paid all the accumulated payroll deductions credited to the Participant's account at such time.

7.3Transferability of Purchase Option.  During a Participant's lifetime, options to purchase Shares under the Plan held by such Participant shall be exercisable only by that Participant.

7.4Transfer of Shares.  As soon as reasonably practicable after each Offering Purchase Date, the Company will arrange for the delivery to each Participant of the Shares purchased upon exercise of his or her option with respect to the Offering in question. The Committee may permit or require that the Shares be deposited directly into an ESPP Share Account established in the name of the Participant with a Designated Broker and may require that the Shares be retained with such Designated Broker for a specified period of time. Without limiting the foregoing, no Participant may sell, transfer or otherwise dispose of the Shares purchased under this Plan within ninety (90) days after the acquisition of those Shares and each Participant shall execute such agreements and take such further actions as the Company may require to give effect to such restrictions on transfer.

ARTICLE 8.WITHDRAWAL

8.1In General.  At any time during an Offering prior to the applicable Offering Purchase Date, a Participant may withdraw from an Offering (and thereby withdraw payroll deductions credited to the Participant's account under the Plan) at any time by delivering written notice to the Human Resources Department of the Company.  All of the Participant's payroll deduction amounts credited to the Participant's account since commencement of the Offering will be paid to the Participant promptly after receipt of the Participant's notice of withdrawal, and no further payroll deductions will be made from the Participant's pay during such Offering.  The Company may, at its option, treat any attempt to borrow by an Employee on the security of the Employee's payroll deductions as an election, under Section 8.1, to withdraw such deductions.

8.2Effect on Subsequent Participant.  A Participant's withdrawal from any Offering will not have any effect upon the Participant's eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

8.3Termination of Employment.  Upon termination of the Participant's employment for any reason including retirement (but excluding death while in the employ of the Company or a Subsidiary) during but prior to the end of an Offering Period, the remaining payroll deduction amounts credited to the Participant's account will be returned to the Participant, or, in the case of the death of the Participant subsequent to the termination of the Participant's employment, to the person or persons entitled thereto under Section 11.1.  For purposes of the Plan, the employment relationship shall be treated as continuing intact while the Participant is on military leave, sick leave or other leave of absence approved by the Company or a participating Subsidiary that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2), and the individual's right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

8.4Termination of Employment Due to Death.  Upon termination of the Participant's employment because of death, the Participant's beneficiary (as defined in Section 11.1) shall have the right to elect, by written notice given to the Human Resources Department of the Company prior to the Offering Purchase Date, either:

(a)to withdraw all of the payroll deductions credited to the Participant's account under the Plan, or

(b)to exercise the Participant's option for the purchase of Shares on the Offering Purchase Date next following the date of the Participant's death for the purchase of the number of full Shares which the accumulated payroll deductions in the Participant's account at the date of the Participant's death will purchase at the applicable Purchase Price, and any excess in such account will be returned to said beneficiary, without interest.

If no such written notice of election shall be duly received by the Human Resources Department of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the Participant's option.

ARTICLE 9.  SHARES

9.1Maximum Shares.  The maximum number of Shares that may be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 11.4, shall be 500,000 shares for all Offerings.  If the total number of Shares for which options are exercised on any Offering Purchase Date exceeds the maximum number of Shares authorized for the applicable Offering or the maximum number of Shares remaining available for all Offerings, the Company shall make a pro-rata allocation of the Shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each Participant shall be returned to the Participant as promptly as possible.

9.5Participant's Interest in Shares.  Participants shall not have any voting, dividend or other rights of a shareholder with respect to Shares subject to any option granted hereunder until such Shares have been issued and delivered pursuant to Section 7.4.

9.6Registration of Stock.  Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or, if the Participant so directs by written notice to the Human Resources Department of the Company delivered prior to the Offering Purchase Date applicable thereto, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship.

9.7Security Law Restrictions on Exercise.  The Committee may, in its discretion, require as conditions to the exercise of any option that (i) the Shares reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange or automated quotation system, and (ii) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective. Additionally, notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

ARTICLE 9.  ADMINISTRATION

9.1Appointment of Committee. The Committee shall administer the Plan.  Subject to Section 10.3 below, the other provisions of the Plan and such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board of Directors, the Committee shall have full power and authority to: (a) determine when, to whom and how options to purchase Shares under the Plan shall be granted and the terms, provisions and conditions of each such Offering (which need not be identical from Offering to Offering); (b) designate from time to time which Subsidiaries of the Company shall be participating Subsidiaries whose Employees may participate in the Plan, which designation may be made without the approval of the stockholders of the Company; (c) impose a mandatory holding period pursuant to which Participants may not dispose of or transfer Shares purchased under this Plan for a period of time determined by the Committee in its discretion; (d) construe and interpret the Plan and any rights granted under it; (e) establish, amend, and revoke rules and regulations for the Plan’s administration; (f) correct any defect, omission, or inconsistency in the Plan or any Offering in a manner and to the extent it shall deem necessary or expedient to administer the Plan, subject to Section 423 of the Code; (g) generally, exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company and its participating Subsidiaries and to carry out the intent that Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code; (h) appoint such agents as it shall deem appropriate for the proper administration of the Plan and authorize any person to execute on behalf of the Company any instrument required to carry out the purposes of the Plan; and (h) exercise full discretion and make any other determinations and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee regarding the Plan shall be final, conclusive and binding on all persons, including the Company, any Participant, and any Subsidiary.

10.2Delegation. The full Committee may also delegate to a subcommittee or the Company’s Chief Executive Officer the right to take action on behalf of the Committee pursuant to the Plan. Any such delegation of authority shall be revocable prospectively by the Committee at any time and shall be subject to such limitations and procedures as the Committee may specify. Any action within the scope of its or her authority by such a subcommittee or the Chief Executive Officer under Section 10.2 shall be deemed for all purposes under the Plan to have been taken by the full Committee and references in the Plan to the “Committee” shall be deemed to include such a Subcommittee or the Chief Executive Officer acting within the scope of its or her delegated authority under Section 10.2, as applicable, unless the context otherwise requires.

9.2Rules Governing the Administration of the Committee.  The Committee shall act pursuant to a vote of the majority of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

ARTICLE 10. MISCELLANEOUS

10.1Designation of Beneficiary.  A Participant may file with the Human Resources Department of the Company, a written designation, which may be electronic, of a beneficiary who is to receive any Shares and/or cash under the Plan upon the Participant's death.  Such beneficiary designation may be changed by the Participant at any time by written notice to the Human Resources Department of the Company. Any designation of a Participant’s spouse shall be automatically revoked upon the final divorce of the Participant from that designated spouse.  Upon the death of a Participant and upon receipt by the Company of proof of the identity and existence at the Participant's death of a beneficiary validly designated by the Participant under the Plan, the Company shall deliver such Shares and/or cash to such beneficiary.  Upon the death of a Participant and in the absence of a validly designated surviving beneficiary, the Company shall deliver such Shares and/or cash to the executor or administrator of the deceased Participant's estate, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents of the deceased Participant as the Company may designate.  No beneficiary shall, prior to the death of the Participant by whom such beneficiary has been designated, acquire any interest in the Shares or cash credited to the Participant under the Plan.

10.2Transferability.  Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution.  Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 8.1.

10.3Compliance with Code Section 423. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted options under the Plan shall have the same rights and privileges. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Any provision of the Plan that is inconsistent with Section 423 of the Code shall be reformed to comply with Section 423 of the Code.

10.4Adjustment Upon Changes in Capitalization; Liquidation; Corporate Transactions.

(a)If, during any Offering the outstanding Shares are increased, decreased, changed into, or exchanged for a different number of kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase options under the Plan and in the Purchase Price applicable to such outstanding options.  In addition, in any such event, the number and/or kind of shares of stock which may be offered in the quarterly Offerings described in Article 4 hereof and the maximum number of Shares reserved for issuance under Article 9 shall also be proportionately adjusted.  No adjustments shall be made, however, for stock dividends.  For purposes of this paragraph (a), any distribution of Shares to shareholders in an amount aggregating 20% or more of the outstanding Shares shall be deemed a stock split and any distributions of Shares aggregating less than 20% of the outstanding Shares shall not be deemed a stock dividend.

(b)Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Offering Purchase Date, the Offering Period will end immediately prior to the proposed dissolution or liquidation and the new Offering Purchase Date will be immediately before the date of the Company's proposed dissolution or liquidation. Before the new Offering Purchase Date, the Committee will provide each

Participant with written notice, which may be electronic, of the new Offering Purchase Date and that the Participant's option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 8.1.

(c)In the event of a Corporate Transaction with respect to the Company, each outstanding option under the Plan may be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of such successor corporation. Such substitution or assumption will occur in a manner that complies with Section 424 of the Code and the Treasury Regulations thereunder. If the successor corporation refuses to assume or substitute the options, the Offering Period with respect to which the option relates will be shortened by setting a new Offering Purchase Date on which the Offering Period will end. The new Offering Purchase Date will occur immediately before the date of the Corporate Transaction. Prior to the new Offering Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Offering Purchase Date and that the Participant's option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 8.1.

10.5Amendment and Termination.  The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Corporation (a) increase the maximum number of Shares which may be issued under any Offering (except by the Committee pursuant to Section 11.4); or (b) change the Plan in any manner that would be considered the adoption of a new plan within the meaning of Treasury Regulations Section 1.423-2(c)(4).  Additionally, without shareholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, subject to the first sentence of this Section 11.5 and to the extent permitted by Section 423 of the Code, the Committee shall be entitled to change or terminate the Offering Periods, limit the frequency and/or number of changes in the amount withheld from Base Pay during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Base Pay, and establish such other limitations or procedures as the Committee determines in its sole discretion to be advisable that are consistent with this Plan.

10.6Effective Date: Term.  This Plan shall be effective on July 1, 2026 provided that the Plan shall not become effective unless it has been approved by the holders of a majority of the Company’s Shares voted at a duly constituted meeting of the shareholders of the Company on or before July 1, 2026. Once effective, the Plan shall have a term of ten (10) years unless terminated earlier pursuant to Section 11.4.

10.7No Employment Rights.  The Plan does not, directly or indirectly, create in any Employee or class of Employees any right with respect to continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the Company's or any Subsidiary's right to terminate, or otherwise modify or terminate, an Employees' employment at any time.

10.8Effect of Plan.  The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant in the Plan, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

11.9Compliance with Laws.  The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. Shares shall not be issued with respect to an option granted under the Plan unless the exercise of such option and the issuance and delivery of the Shares  complies with all applicable provisions of law, including, without limitation, the Securities Act of 1933, the Exchange Act, and the requirements of any stock exchange upon which the Shares may then be listed.

11.10Withholding. To the extent required by applicable federal, state or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan.

11.11.Electronic Forms. To the extent permitted by applicable law and in the discretion of the Committee, the Company and an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Committee. Before the commencement of an Offering Period, the Committee shall prescribe the time limits within which any such electronic form shall be submitted to the Committee with respect to such Offering Period to be a valid election.

11.12Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Utah, without reference to principles of conflict of laws.

11.13Reports. Statements of account shall be given to Participants at least annually if a Participant exercises his or her rights to purchase Shares under this Plan for the applicable year, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased, and the remaining cash balance, if any.

11.14Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

11.15Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.

11.16Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.

11.17Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof. No further options to purchase Shares shall be granted under the Company’s restated 1996 Employee Stock Purchase Plan on or after the effective date of this Plan, but any options granted under that prior employee stock purchase plan shall remain governed by that prior plan.

ARTICLE 12.  EXECUTION

To record the adoption of the Plan as set forth above, the Company has caused its duly authorized officer to execute this Plan document this 14th day of May, 2026.

MERIT MEDICAL SYSTEMS, INC.

By:	/s/ Martha G. Aronson

Title:	President and Chief Executive Officer